UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 14, 2014
Autodesk, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 McInnis Parkway
San Rafael, California 94903
(Address of principal executive offices, including zip code)
(415) 507-5000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of the 2012 Employee Stock Plan
At the 2014 Special Meeting of Stockholders of Autodesk, Inc. ("Autodesk") held on January 14, 2014 (the "Special Meeting"), the stockholders of Autodesk voted on and approved an amendment of the Autodesk 2012 Employee Stock Plan (the "2012 Employee Plan") to increase the number of shares reserved for issuance under the plan by 11,350,000 shares and add new performance goals.
The terms and conditions of the 2012 Employee Plan, as amended, are described in Autodesk's definitive proxy statement filed with the Securities and Exchange Commission on December 3, 2013. The 2012 Employee Plan is filed as Exhibit 10.1 hereto and is incorporated by reference herein.
Item 5.07.     Submission of Matters to a Vote of Security Holders.

The information contained in Item 5.02 above is hereby incorporated by reference. At the Special Meeting, the following proposal was voted on and approved by the stockholders of Autodesk.

	Votes For	Votes Against	Abstentions	Broker Non Votes
Proposal to amend the 2012 Employee Plan	156,095,577	20,885,868	134,838	—
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.    Description

10.1	Autodesk, Inc. 2012 Employee Stock Plan, as amended

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ PASCAL W. DI FRONZO
Pascal W. Di Fronzo Senior Vice President, General Counsel and Secretary
Date: January 15, 2014

EXHIBIT INDEX
Exhibit No.    Description

10.1	Autodesk, Inc. 2012 Employee Stock Plan, as amended